UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2016

SPARTON CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-1000	38-1054690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 N. Martingale Road Suite 1000 Schaumburg, Illinois	60173-2213
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 772-7866

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Sparton Corporation (the “Company”) announced that Cary B. Wood has resigned as President and Chief Executive Officer of the Company and as a member of the Board, effective February 5, 2016, and that Michael Osborne, Senior Vice-President, Corporate Development, has left the Company, also on February 5, 2016. Additionally, the Board announced that it has commenced a search process to identify a successor President and Chief Executive Officer and has engaged a nationally recognized executive search firm to assist the Board with the search. Joseph J. Hartnett, Chairman of the Board, has been named interim President and Chief Executive Officer to lead the Company while the search for a new President and Chief Executive Officer is conducted.

While employed by the Company as interim President and Chief Executive Officer, Mr. Hartnett will remain on the Board but has resigned as its chairman and has resigned from the Audit Committee of the Board.

Also effective February 5, 2016, James R. Swartwout, a current member of the Board and previously its chairman, was appointed by the Board to serve as its chairman and James D. Fast, formerly on the Audit Committee, was appointed to serve on the Audit Committee in Mr. Hartnett’s absence.

Wood Separation Agreement

On February 5, 2016, the Company entered into a separation agreement with Mr. Wood (the “Wood Separation Agreement”).

Pursuant to the Wood Separation Agreement, Mr. Wood has resigned from all positions he held with the Company and its subsidiaries and affiliates.

Mr. Wood and the Company are parties to an employment agreement dated June 30, 2014 and effective October 31, 2014 (the “Wood Employment Agreement”). The Wood Separation Agreement provides that Mr. Wood’s resignation as President and Chief Executive Officer shall be treated by the Company as a termination without cause under the Wood Employment Agreement. Under the Wood Employment Agreement, upon termination by the Company of Mr. Wood’s employment without cause, Mr. Wood is entitled to receive: (i) payment of base salary for eighteen months after his resignation (payable monthly), (ii) his performance bonus for the Company’s fiscal year ending July 3, 2016, based upon the Company’s actual performance, subject to pro rata reduction for the portion of the fiscal year in which Mr. Wood was not employed by the Company, and if payable, payable at the same time it is payable for other participants in the Company’s bonus plan, and (iii) payment of premiums for up to eighteen months of COBRA continuation coverage for Mr. Wood and his dependents (the “Severance Payments”). Mr. Wood’s 18 monthly salary payments will be based upon Mr. Wood’s most recent annual salary of $575,000.

Mr. Wood is also entitled to receive payment for salary accrued through the date of resignation, payment for unused vacation days, payment for any unreimbursed business expenses, and any benefits to which he may be entitled under the Company’s benefit plans. Additionally, Mr. Wood is entitled to exercise any outstanding Company stock options previously awarded to him that are exercisable immediately prior to his resignation until the earlier of (i) the expiration of the three-month period following his resignation, or (ii) the expiration of the stock option’s term. Under applicable provisions of the Company’s equity plans and Mr. Wood’s award agreements, all unvested stock options, restricted stock, and restricted stock units held by Mr. Wood are forfeited upon Mr. Wood’s resignation. The Company’s obligation to make (and to continue to make) the Severance Payments is subject to Mr. Wood’s assistance with certain claims and compliance with his agreements regarding confidentiality, non-disparagement, non-competition and non-solicitation.

The Company’s obligation to make the Severance Payments is also subject to Mr. Wood’s execution of a full, effective, and irrevocable release of claims related to his employment with the Company and/or his termination or resignation (other than his right to indemnification for losses in connection with his employment by the Company and/or service as an officer or director of the Company), which is included in the Separation Agreement. Mr. Wood has executed the release but he may revoke the release within 7 days of its February 5, 2016 execution and delivery date.

Mr. Wood remains subject to his existing restrictive covenants under the Wood Employment Agreement, including a covenant not to compete for 18 months following the date of his resignation.

The foregoing discussion of the Wood Separation Agreement and the Wood Employment Agreement is qualified in its entirety by reference to the full texts of the Wood Separation Agreement and the Wood Employment Agreement. A copy of the Wood Separation Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and a copy of the Wood Employment Agreement is attached to this Current Report on Form 8-K as Exhibit 10.2.

Osborne Termination

Mr. Osborne and the Company are parties to an employment agreement dated as of January 9, 2009, and amended effective as of September 17, 2012 (together, the “Osborne Employment Agreement”). Mr. Osborne’s termination as Senior Vice-President, Corporate Development is an involuntary termination for reasons other than “just cause” under the Osborne Employment Agreement. Under the Osborne Employment Agreement, upon Mr. Osborne’s involuntary termination for reasons other than “just cause,” death or disability, Mr. Osborne is entitled to receive: (i) severance equal to nine months’ salary, payable over a period of nine months as a part of the Company’s standard payroll, (ii) nine months of COBRA premiums, and (iii) outplacement services in an amount not to exceed $25,000, subject to Mr. Osborne’s delivery of a signed release of claims and the return of all property in Mr. Osborne’s possession or control that belongs to the Company. Mr. Osborne has 21 days from February 5, 2016, in which to consider whether to execute the release. Mr. Osborne’s 9 months of severance will be based upon Mr. Osborne’s most recent annual salary of $261,904.

Mr. Osborne is entitled to exercise any outstanding Company stock options previously awarded to him that are exercisable immediately prior to his termination until the earlier of (i) the expiration of the three-month period following his termination, or (ii) the expiration of the stock option’s term. Under applicable provisions of the Company’s equity plans and Mr. Osborne’s award agreements, all unvested stock options, restricted stock, and restricted stock units held by Mr. Osborne are forfeited upon Mr. Osborne’s termination.

Mr. Osborne remains subject to his existing restrictive covenants under the Osborne Employment Agreement, including a covenant not to compete for 18 months following the date of his termination.

The foregoing discussion of the Osborne Employment Agreement is qualified in its entirety by reference to the full text of the Osborne Employment Agreement. A copy of the original Osborne Employment Agreement is attached to this Current Report on Form 8-K as Exhibit 10.3, and a copy of the First Amendment to the original Osborne Employment Agreement is attached to this Current Report on Form 8-K as Exhibit 10.4.

Joseph J. Hartnett

Effective February 5, 2016, Mr. Joseph J. Hartnett, age 60, commenced serving as interim President and Chief Executive Officer and will serve until the Board has identified and appointed a new President and Chief Executive Officer.

Mr. Hartnett has served as a member of the Board since 2008 and as Chairman since 2014. Mr. Hartnett has also served as a member of the Audit Committee of the Board. Mr. Hartnett has resigned as Chairman and from the Audit Committee upon his becoming interim President and Chief Executive Officer.

Mr. Hartnett served as President and Chief Executive Officer of Ingenient Technologies, Inc., a multimedia software development company located in Rolling Meadows, Illinois, from April 2008 through November 2010. He joined Ingenient as Chief Operating Officer in September 2007. Prior to Ingenient, Mr. Hartnett served as President and Chief Executive Officer of U.S. Robotics Corporation, a global Internet communications product company headquartered in Schaumburg, Illinois, from May 2001 through October 2006. He was Chief Financial Officer of U.S. Robotics from June 2000 to May 2001. Prior to U.S. Robotics, Mr. Hartnett was a partner with Grant Thornton LLP where he served for over 20 years in various leadership positions at the regional, national, and international level.

Mr. Hartnett has served as a director and member of the audit committee, compensation committee and nominating and corporate governance committee of Garmin Ltd. (NASDAQ: GRMN) since June 7, 2013, and is a former director of Crossroads Systems, Inc. (NASDAQ: CRDS), U.S. Robotics Corporation and Ingenient Technologies, Inc.

There are no family relationships between Mr. Hartnett and any director or executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer. There are no arrangements or understandings between Mr. Hartnett and any other persons pursuant to which he was selected as interim President and Chief Executive Officer. Mr. Hartnett has no direct or indirect material interest in any transaction or currently proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Hartnett Employment Agreement

On February 5, 2016, the Company entered into an employment agreement with Mr. Hartnett (the “Hartnett Employment Agreement”). Pursuant to the Hartnett Employment Agreement, Mr. Hartnett is entitled to receive a salary at a rate of $50,000 per month, payable in accordance with the Company’s regular payroll schedule. Mr. Hartnett is also eligible for a bonus, payable in cash, shares of Sparton common stock or a combination of cash and shares of Sparton common stock while employed by the Company as interim President and Chief Executive Officer or upon termination; any such bonus shall be payable at the sole discretion of the Board’s independent members. Mr. Hartnett will also be eligible to participate in the Company’s benefit programs in accordance with their terms, including their eligibility provisions although Mr. Hartnett will pay the full cost if he participates in the Company’s group health plan. While employed as interim President and Chief Executive Officer, Mr. Hartnett will not receive any compensation for his service as a member of the Board.

The foregoing discussion of the Hartnett Employment Agreement is qualified in its entirety by reference to the full text of the Hartnett Employment Agreement. A copy of the Hartnett Employment Agreement is attached to this Current Report on Form 8-K as Exhibit 10.5.

James R. Swartout

Mr. Swartwout is currently an advisor to private equity groups. From October 2006 to September 2008, he was Chief Executive Officer and member of the Board of Directors of Habasit Holding USA, the acquirer of Summa Industries, a California-based, publicly traded manufacturer of diversified plastic products for industrial and commercial markets. Mr. Swartwout served as a director of ATS Corporation, a public company providing information technology and related services to various governmental agencies, from May 2010 until early 2012. From October 1988 to October 2006, Mr. Swartwout held the following positions with Summa Industries: Chairman of the Board of Directors, Chief Executive Officer and Chief Financial Officer. Mr. Swartwout has served on the boards of directors of numerous public and private companies. He received a Bachelor of Science in Industrial Engineering from Lafayette College and a Master of Business Administration from the University of Southern California.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release (the “Press Release”) announcing, among other matters, Mr. Wood’s resignation and commencement by the Board of a search to identify and retain a new President and Chief Executive Officer, Mr. Osborne’s departure, the appointment of Mr. Hartnett as interim President and Chief Executive Officer, and the appointment of Mr. Swartwout as Chairman of Sparton’s Board of Directors. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01.

The information furnished under this Item 7.01 on this Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Separation Agreement dated February 5, 2016 by and between Sparton Corporation and Cary B. Wood.

10.2	Employment Agreement dated June 30, 2014 by and between Sparton Corporation and Cary B. Wood (incorporated by reference from Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 1, 2014).

10.3	Employment Agreement dated January 5, 2009 by and between the Company and Michael Osborne (incorporated by reference from Exhibit 10.20 to the Registrant’s Annual Report on Form 10-K filed with the SEC on September 7, 2011).

10.4	First Amendment to Executive Employment Agreement, effective as of September 17, 2012, by and between the Company and Michael Osborne (incorporated by reference from Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the SEC on September 18, 2012).

10.5	Employment Agreement dated February 5, 2016 by and between Sparton Corporation and Joseph J. Hartnett.

99.1	Press Release, dated February 5, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPARTON CORPORATION

Dated: February 8, 2016	By:	/s/ Joseph G. McCormack
Joseph G. McCormack, Chief Financial Officer